Rule 10f-3 Transaction Exhibit
Nuveen Tax-Advantaged Dividend Growth Fund
FILE #811-22058
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
1/18/08
Citigroup
$3,250,000,000
$1,875,000
Citigroup Global Markets, Inc.
Merrill Lynch & Co.
Morgan Stanley & Co. Incorporated
UBS Investment Bank
Wachovia Bank, National Association
Banc of America Securities LLC
Barclays Capital
Bear Stearns & Co. Inc.
Credit Suisse
Deutsche Bank Securities
Goldman, Sachs & Co.
Lehman Brothers
RBC Capital Markets
Wells Fargo Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/5/08
Lehman Brothers
$1,650,000,000
$450,000
Lehman Brothers Inc.
Citigroup Global Markets, Inc.
Banc of America Securities LLC
Merrill Lynch & Co.
Morgan Stanley & Co. Incorporated
UBS Investment Bank
Wachovia Bank, National Association
RBC Capital Markets
Suntrust Robinson Humphrey
Wells Fargo Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/6/08
PNC Financial Services
$450,000,000
$1,000,000
Morgan Stanley & Co. Incorporated
Merrill Lynch & Co.
Citigroup Global Markets, Inc.
UBS Investment Bank
Merrill Lynch, Pierce, Fenner & Smith Incorporated
3/25/08
Credit Suisse 7.90% Preferred Offering
$1,400,000,000
$1,125,000
Credit Suisse
Citigroup Global Markets, Inc.
Merrill Lynch & Co.
Wachovia Bank, National Association
Morgan Stanley & Co. Incorporated
UBS Investment Bank
Banc of America Securities LLC
RBS Dain Rauscher Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4/8/08
Barclays Bank Plc
$2,500,000,000
$1,250,000
Barclays Capital
Citigroup Global Markets, Inc.
Merrill Lynch & Co.
UBS Investment Bank
Wachovia Bank, National Association
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
RBC Capital Markets
Deutsche Bank Securities
SunTrust Robinson Humphrey
Wells Fargo Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4/21/08
Citigroup Perpetual 8.40% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E
$6,000,000,000
$2,000,000
Citigroup Global Markets, Inc.
Deutsche Bank Securities
Goldman, Sachs & Co.
Lehman Brothers
Merrill Lynch & Co.
Banc of America Securities LLC
Barclays Capital
BNP Paribas
Credit Suisse
RBS Greenwich Capital
RBS Capital Markets
TD Securities
Guzman & Co.
Jackson Securities
Loop Capital Markets, LLC
Sandler O'Neill & Partners, L.P.
Siebert Capital Markets
The Williams Capital Group, L.P.
Toussaint Capital Partners, LLC
Utendahl Capital Group, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
5/12/08
Fannie Mae (Citigroup) 8.25% Preferred Offering, Series T
$2,000,000,000
$1,000,000
Merrill Lynch & Co.
Citigroup Global Markets, Inc.
Morgan Stanley & Co. Incorporated
UBS Investment Bank
Wachovia Bank, National Association
Banc of America Securities LLC
Barclays Capital
Deutsche Bank Securities
FTN Financial
Goldman, Sachs & Co.
Wells Fargo Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
5/20/08
Bank of America 8.20% Preferred Offering, Series H
$2,700,000,000
$1,250,000
Banc of America Securities LLC
Citigroup Global Markets, Inc.
Incapital LLC
Merrill Lynch & Co.
Morgan Stanley & Co. Incorporated
UBS Investment Bank
Wachovia Bank, National Association
Deutsche Bank Securities
JP Morgan Securities Inc.
Lehman Brothers
Merrill Lynch, Pierce, Fenner & Smith Incorporated